LEASE


State of Georgia
County of Cherokee

This LEASE AGREEMENT is made this   8th  day of November, 2000, by and
between White Mountain Partners, Inc., hereinafter referred to as either Party of the First Part or LESSOR, and RAIKE FINANCIAL GROUP, INC. the LESSEE, hereinafter referred to as Lessee or Tenant.

                          1. Premises

Lessor does hereby rent and lease to Lessee the following described office space in the Parkway 575 Business Park, Woodstock, Georgia.

BUILDING NUMBER:  275 PARKWAY 575, Suite 205

Rent shall be as follows:
    November 8th, 2000 - November 30th, 2005: $7050.00/year

                2. Term and delivery of Possession

The term of this lease shall begin on the 8th Day of November, 2000 and will expire on midnight of the 30th Day of November, 2005. Prior to commencement, in the event of an agreement by Lessor to improve the premises for Lessee, said improvements will be completed pursuant to a Construction Rider prior to the beginning date of the term hereof. Lessor shall have no duty to improve or modify the premises unless the Parties execute a Construction Rider and it is attached hereto.
Lessor will be deemed to have delivered the premises to Lessee when Lessor has given to Lessee ten (10) days Notice that Lessor has completed (or will substantially complete within 10 days of such Notice) any applicable improvements set out in any Construction Rider, subject only to completion of Lessor's architect's and/or contractor's "punch list" of items which do not materially interfere with Lessee's use and enjoyment of the premises.


          Exhibit 10.2 - Pg. 1


If lessor cannot deliver the premises to Lessee/Tenant on the 8th Day of November, 2000, this lease will not be void or voidable and Lessor will not be liable to Tenant for any damages of any nature whatsoever in connection therewith. In the event the delay of delivery of the premises is due to the delay(s) of Lessor, rent will be waived by Lessor for the period between the date in the preceding sentence for delivery of possession and the actual delivery of premises to Lessee/Tenant: HOWEVER, in the event the delivery of leased premises on the date in the preceding sentence is due to the fault of Lessee's delay(s), then rent shall NOT be waived. No delay in delivery shall extend the term hereof.

                       3. Option to Extend

There shall be no option to extend this agreement, the Parties agreeing that all terms hereof shall be newly negotiated by the Parties at the expiration hereof, in the event Lessee/Tenant elects to remain in the premises. In the event no new agreement is made, Lessee/Tenant shall immediately vacate the premises upon the expiration of the term hereof.

                        4. Holding Over

If Lessee remains in possession after the expiration of this Agreement and does so WITH Lessor's acquiescence and without any distinct and written agreement between the parties, then the terms of this Paragraph shall govern the relations of the Parties, Notwithstanding the expiration of the term hereof, and Lessee shall be a tenant at will. There shall be no renewal of this lease by operation of law under any circumstances whatsoever.

                  5. Surrender of the Premises

The Lessee will provide Lessor with at least 60 (sixty) calendar days written notice prior to the expiration of the term hereof that Lessee will either renew the lease effective upon the expiration of the term of this agreement, or that Lessee will move from the premises at the expiration of the term of this agreement. In the event that the Lessee does not agree to renew the lease within 60 days prior to the expiration of the term hereof and has not executed same within 60 days


          Exhibit 10.2 - Pg. 2


prior to the expiration of the term hereof, then Lessor may proceed to market the premises, showing same at reasonable times during business hours to prospective new tenants.

In the event Lessee is holding over under the terms of Paragraph 4 above, then Lessor may, as of right, demand vacation of the premises within 30 days of Notice of same at any time during a "holding over" situation.

Upon Lessee's surrender of the premises at the expiration hereof, or the termination hereof as set out hereinafter, or at the vacation of the premises in a "holding over" situation as set out hereinabove. Lessee shall return the keys to the premises to Lessor or Lessor's designated Agent, and the premises shall be returned to Lessor in the same condition as at the commencement of the term hereof, normal wear and tear only being excepted.

                           6. Rental

Lessee shall pay to Lessor at his Office in Woodstock, Georgia (or to any other person or at any other location designated by Lessor in writing to Lessee) promptly and on the first date of each month during the term hereof rent as set out hereinbelow. If the commencement date of this agreement is other than the first day of the month, then monthly rent to Lessor for such fractional month shall be pro-rated. See Paragraph 1 above for rental rates.

                      7. Anniversary Terms

                    This Paragraph is deleted.

                       8. Late Payment Change

Rental payments are due hereunder each month on the first day of each month. If rent is not received by the fifth day of a month, then a late fee of ten percent (10%) of the monthly rent shall automatically accrue and be due from Lessee in addition to the specified monthly rent. Failure to pay rent when due, notwithstanding the provisions hereinabove for late payments shall constitute an irrefutable


          Exhibit 10.2 - Pg. 3


presumption of default under the terms of this agreement, notwithstanding any prior acceptance of late payments hereunder by Lessor from Lessee, and Lessor shall not be required to accept any late payment, with or without a late fee, after the due date of the first of the month, notwithstanding any prior forbearance's by Lessor in this regard, regardless of the number of any such forbearance's.

Upon failure to pay by the first of the month, Lessor may demand vacation of the premises because of default hereunder within 30 days of the failure to pay, notwithstanding any other provision herein.

                      9. Common Areas

                This Paragraph is deleted.

                      10. Utilities

Lessor shall furnish to Lessee, free of charge, the following utilities and/or services (if any):

     1.   Air Conditioning;
     2.   Heat;
     3.   Water;
     4.   Telephone Hardware (telephone only);
     5.   Receptionist;]
     6.   Conference Room (reservation basis);
     7.   Weekly Janitorial Services;

Lessee shall be and is herby designated as being solely responsible for obtaining all other utilities and/or services to the premises, and for paying deposits in connection therewith. $165.000 non-refundable deposit is required for all phone service set up charges. Any changes or extra lines added will be at the lessee's expense to be billed by Lessor's communications company.

                          11. Insurance

Lessor shall carry adequate insurance on the premises only.  The
Lessee shall be responsible for Lessee's own insurance on the personal property of Lessee and Lessee's employees, licensees, and other invitees, and for personal injury to Lessee, Lessee's employees,


          Exhibit 10.2 - Pg. 4


invitees, licensees or other visitors. Lessee expressly agrees hereby that Lessee shall hold harmless and fully indemnify Lessor for any harm or damage to the person or property of Lessee, Lessee's employees, invitees, licensees or other visitors in the premises or common areas, Lessee also hereby expressly agreeing (but without limitation hereby) to hold harmless the Lessor for any harm, damage or injury to person or property which occurs through Lessee's negligent operation of the premises.

                      12. Security Deposit

Lessee shall deposit with Lessor upon the execution of this Lease Agreement by lessor a Security Deposit in the amount of One Month's Rent as set out hereinabove as the monthly rent for the first year hereof, said amount being: $, to be paid in full. Said Security Deposit shall be held by Lessor or Lessor's Agent to be non-refundable should lease not be executed, but refunded to Lessee without interest thereon at the expiration or termination of this lease SO LONG AS there is no damage to the premises, normal wear and tear excepted.

                      13. Attorney's Fees

Lessee agrees hereby to pay any and all reasonable attorney's fees incurred by Lessor in connection with enforcing any of the obligations of Lessee hereunder, or incurred by Lessor in any litigation in connection herewith in which Lessor may become involved through or on account of this lease.

                            14. Use

The premises shall be used only as office space and for related purposes and for no other purposes whatsoever. The premises shall not be used for any illegal purposes under any circumstances. Nor shall the premises be used to violate any rules, law or statue of any governmental body or entity or duly constituted authority or regulatory body or agency, nor in any manner which shall be in violation of the insurance obtained by the Parties hereunder as set out hereinabove, or to cause an increase in the rates of same. Lessee hereby expressly agrees to comply with all municipal, county, state



          Exhibit 10.2 - Pg. 5


and federal rules, regulations laws, ordinances, etc. applicable in any way to Lessee's occupancy of the premises.

                           15. Acceptance

Lessee accepts the premises in the condition in which premises are at present, and is suited for their intended use by Lessee. Lessor shall not be required to make any repairs or improvements to the premises except structural repairs necessary for safety.

                           16. Repairs

If restorations, or replacements, they may be made by Lessor at the expense of the Lessee and such expense (including an additional fifteen percent (15%) for Lessor's overhead) will be collectible as additional rent and will be paid by Lessee within fifteen (15) days after delivery of a statement for such expense to Lessee.

                          17. Alterations

                    This Paragraph is deleted.

                          18. Inspections

Lessor may enter the premises at reasonable hours:

     1.   To exhibit same to prospective purchasers or tenants:
     2. To inspect Premises to see that Lessee is complying with all his/her obligations hereunder;
     3. To make repairs required by Lessor under the terms hereof for repairs or modifications to adjoining space.

                      19. Default/Remedies

In the event:

     4. The rent specified hereinabove is not paid at the time and place when and where due within five days after written notice by Lessor to Lessee that the rent is due and unpaid; or



          Exhibit 10.2 - Pg. 6


     5.   The leased Premises shall be deserted or vacated; or
     6. The Lessee shall fail to comply with any Rules and Regulation now or hereafter established for the government of this building by Lessor or any Condominium Association governing same, and shall not cure such failure to comply within ten (10) days of demand by Lessor or such Association to comply therewith; or
     7. Any petition is filed by or against Lessee under any section or chapter of the U. S. Bankruptcy Code as amended; or
     8.   Lessee shall become insolvent or make a transfer in fraud; or
     9.   Lessee shall make any assignment for benefit of creditors; or
     10. A receiver is appointed for a substantial part of the assets of Lessee; or
     11.  The leasehold interest is levied on under execution;

Lessor shall then have the option to do any of the following, in addition to (and not in limitation of) any other remedy permitted by law or by this lease:

          a. Terminate this lease, in which event Lessee shall immediately surrender the Premises To Lessor; but if Lessee fails to do so, Lessor may, without further notice and prejudice to any other remedy Lessor may have for possession or arrearages in rent or damages for breach of contract, enter upon the Premises and expel or remove Lessee and his effects, by force if necessary, without being liable to criminal prosecution or any civil claim for damage therefore (LESSEE EXPRESSLY AND KNOWINGLY WAIVING ANY AND ALL SUCH CLAIMS WHICH MAY ARISE IN SUCH SITUATION, LESSEE'S WAIVER OF SAME BEING AN ESSENTIAL BASIS OF THIS AGREEMENT); and Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such lease termination, whether through inability to relet Premises, or through decrease in rent, or otherwise; in the event of such termination Lessor may, at his option, declare the entire amount of the rent which would become


          Exhibit 10.2 - Pg. 7


               due and payable immediately, in which event Lessee agrees to pay the same at once, together with all rents theretofore due, at the office of the Lessor; provided, however that such payments shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of said term. Upon making such payment, Lessee shall receive from Lessor all rents received by Lessor from other tenants on account of said Premises during the term of this lease, provided, however, that the monies to which Lessee shall so become entitles shall in no event exceed the entire amount payable by Lessee to Lessor under the preceding sentence of this subparagraph.
           b. Enter the leased Premises as the agent of the Lessee, by force if necessary, without Being held liable to prosecution or any claim for damages therefore, and relet the Premises as the agent of the Lessee, and receive the rent therefore, and the Lessee shall pay the Lessor any deficiency that may arise by reason of such releting, on demand at any time and from time to time at the office of Lessor.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law not expressly set out in this Agreement accruing to Lessor.

                      20. Destruction or Damages

Should the demised Premises be so damaged by fire, or other cause that rebuilding or repairs cannot be completed within one hundred eighty
(180) days from the date of such damage, then either Lessor or Lessee may terminate this lease, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that building or repairs can be completed within one hundred eighty (180) days, the Lessor covenants and agrees to make such repairs with reasonable promptness and dispatch and to allow Lessee an abatement in the rent for such time as the building is


          Exhibit 10.2 - Pg. 8


untenantable and proportionately for such portion of the leased
Premises as shall be untenantable and the Lease covenants and agrees that the terms of this lease shall not be otherwise affected.

                         21. Condemnation

If the whole or any part of demised Premises shall be taken or condemned by any competent authority for any public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date when the possession of the part so taken shall be required for such use or purpose, and the entire amount of the condemnation award shall be paid to Lessor. The current rental, however, shall in such case be apportioned.

                     22. Subordinate to Debt

This lease shall be subordinate to any Deed to Secure Debt executed by Lessor, either now or in the future.

                            23. Sign

The Lessor will provide a sign for the Lessee which shall be of a style in keeping with the signs used by the other tenants and the Lessee agrees that he/she shall place no other sign on the Premises other than the sign which is provided by the Lessor enumerating tenants in the Building 285 Suites.

                      24. Entire Agreement

This lease contains the entire agreement of the parties and no representation or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor, hereunder, or to insist upon strict compliance by Lessee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.


          Exhibit 10.2 - Pg. 9


                      25. Usufruct Only

This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.

                   26. Premises Relocation

Lessor reserves the right to relocate the premises to substantially comparable space within the business center. Lessor will give Lessee written notice of its intention to relocate the premises, and lessee will complete its relocation within thirty (30) days after Lessor's notice. The base monthly rent of the new space will not exceed the base monthly rent for the former premises. If Lessee does not want to relocate its premises, Lessee may terminate this lease effective as of thirty (30) days after Lessor's initial notice.

                 27. Premises Relocation cont.

Upon Lessee's vacation and abandonment of the premises, Lessor will pay to Lessee a sum equal to one monthly installment of the base monthly rent payable under this lease, and will return the unused portion of the security deposit and Lessor's and Lessee's obligation to each other will then end.

Lessee agrees to assert no claim of any nature against Lessor in connection with such relocation or moving. If Lessee does relocate within the business center, then effective on the date of such relocation this lease will be amended by deleting the description of the original premises and substituting for it a description of such comparable space. Lessor agrees to pay the reasonable costs of moving Lessee to such other space within the business center.

It the Lessor, or any subsequent owner of the premises, sells the premises, its liability for the performance of its agreements in this lease will end on the date of the sale of the Premises and the Lessee will look solely to the purchaser for the performance of those agreements. Lessor may sell and assign this Lease as a part of any such sale.


          Exhibit 10.2 - Pg. 10


                   28. Governing Law/Construction

This Lease and all relevant incorporated or reference documents in connection herewith shall be governed by the laws of the State of Georgia. The Parties hereby expressly agree that this Lease shall not be construed automatically against Lessor, notwithstanding Lessor's drafting of same.

                          29. Addendum

                              NONE




          Exhibit 10.2 - Pg. 11


IN WITNESS WHEREOF, the parties hereto have set their hands and seals, this 8th, day of November, 2000.


/s/Cheryl Waldrup
__________________________            __________________________
        Lessor                                 Witness


__________________________            __________________________
        Lessee                                 Witness


/s/Cheryl Waldrup
__________________________            __________________________
White Mountain Partners                        Witness
   (Lessor)


/s/William Raike
__________________________            __________________________
       (Lessee)                                Witness


/s/Cheryl Waldrup
__________________________            __________________________
   Cheryl Waldrup                              Witness



          Exhibit 10.2 - Pg. 12